UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Ormat Technologies, Inc.
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SUPPLEMENT TO THE PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF ORMAT TECHNOLOGIES, INC. (“ORMAT”) TO BE HELD ON MAY 21, 2019

Ormat Board of Directors Commits to Take Steps to Declassify the Board

Our board of directors (the “Board”) and management have engaged in ongoing investor outreach efforts, including discussions with stockholders about our upcoming 2019 annual meeting of stockholders (the “2019 Annual Meeting”), and have gained valuable insight about our stockholders’ outlook on our corporate governance practices in light of our continued growth as a company and our commitment to long-term investor value creation. After considering this feedback, our Board has determined that, prior to the annual meeting of stockholders to be held in 2020 (the “2020 Annual Meeting”), the Board will submit to stockholders a proposal to amend our organizational documents to declassify the Board, from three classes of directors to a single class (the “Amendment”). Subject to approval of the Amendment, at the 2020 Annual Meeting all members of the Board will be elected annually.

In deciding whether to commit to presenting this management proposal to stockholders prior to the 2020 Annual Meeting, the Board weighed the pros and cons of classified and declassified board structures and stockholder input on the subject. After deliberation, the Board agreed that it would be in the best interests of Ormat and its stockholders for the Board to present a management proposal to remove the classified board structure.

Our Board and management continue to welcome feedback from stockholders on our corporate governance practices, our compensation program, our business and other matters important to stockholders, and encourage stockholders to communicate with the Board as provided in “Stockholder Communications with the Board” in our definitive proxy statement for our 2019 Annual Meeting, filed with the Securities and Exchange Commission on April 2, 2019 (the “Proxy Statement”), or with management through our investor relations function.

The Board reiterates its recommendations to stockholders for all proposals included in the Proxy Statement for the upcoming 2019 Annual Meeting.  The Board unanimously recommends that our stockholders vote “FOR” proposal no. 1 (election of three Class III directors, whose terms expire in 2022) and proposal no. 3 (non-binding advisory vote on executive compensation of our NEOs) described in the Proxy Statement.

By order of the Board of Directors,

/s/ Todd Freeland
Todd Freeland
Chairman of the Board of Directors
May 16, 2019

This proxy statement supplement (this “Supplement”) supplements Ormat’s Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.